UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2019

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 7.01 Regulation FD Disclosure.

On September 24, 2019, Hines Interests Limited Partnership ("Hines") issued a press release relating to Hines Global Income Trust, Inc.'s (“Hines Global”) acquisition of Segro Logistics Park Gdańsk. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished herewith, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 8.01 Other Items

Acquisition of Segro Logistics Park Gdańsk

Hines Global acquired Segro Logistics Park Gdańsk from Selp Netherlands Holdings B.V. (the “Seller”) on September 24, 2019. The net purchase price was €27.3 million (approximately $30.3 million assuming a rate of $1.11 per EUR as of the acquisition date), exclusive of transaction costs and closing prorations. Segro Logistics Park Gdańsk is an industrial logistics property located in Gdańsk, Poland. It consists of approximately 350,000 square feet and is 100% leased to two tenants. The Seller is not affiliated with Hines Global or its affiliates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release of Hines, dated September 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

September 24, 2019	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Chief Accounting Officer and Treasurer